As filed with the Securities and Exchange Commission on March 6, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PASSAGE BIO, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	82-2729751 (I.R.S. Employer Identification Number)

One Commerce Square
2005 Market Street, 39th Floor
Philadelphia, Pennsylvania, 19103
(Address of Principal Executive Offices) (Zip Code)

2020 Equity Incentive Plan
2020 Employee Stock Purchase Plan

2021 Equity Inducement Plan
(Full title of the plans)

William Chou, M.D.

Chief Executive Officer

Passage Bio, Inc.

One Commerce Square

2005 Market Street, 39th Floor

Philadelphia, PA 19103
(Name and Address of Agent for Service)

(267) 866-0311
(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Effie Toshav, Esq.

Robert A. Freedman, Esq.

Ryan Mitteness, Esq.

Fenwick & West LLP

555 California Street, 12th Floor

San Francisco, California 94104

(418) 875-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Passage Bio, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (a) 2,730,735 additional shares of common stock available for issuance under the Registrant’s 2020 Equity Incentive Plan (the “2020 EIP”), pursuant to the provision of the 2020 EIP providing for an annual 5% automatic increase in the number of shares reserved for issuance, (b) 546,147 additional shares of common stock available for issuance under the Registrant’s 2020 Employee Stock Purchase Plan (the “2020 ESPP”), pursuant to the provision of the 2020 ESPP providing for an annual 1% automatic increase in the number of shares reserved for issuance and (c) 500,000 additional shares of common stock available for issuance under the Registrant’s 2021 Equity Inducement Plan (the “2021 Inducement Plan”) resulting from the increase in the number of authorized shares available for issuance under the 2021 Inducement Plan as authorized by the Registrant’s Board of Directors.

In accordance with General Instruction E of Form S-8, and only with respect to the common stock issuable under the 2020 EIP, 2020 ESPP and 2021 Inducement Plan, this Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8 filed with the Commission on February 27, 2020 (Registration No. 333-236734), March 5, 2021 (Registration No. 333-253922), July 19, 2021 (Registration No. 333-258000) and March 3, 2022 (Registration No. 333-263252) to the extent not superseded hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by Passage Bio, Inc. (the “Registrant”) with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	the Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on March 6, 2023 pursuant to Section 13 of the Exchange Act;

(b)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in (a) above; and

(c)	the description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-39231) filed with the Commission on February 18, 2020 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission. Unless expressly incorporated into this Registration Statement, a report deemed to be furnished but not filed on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8. Exhibits

The following exhibits are filed herewith:

		Incorporated by Reference				Filed Herewith
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date
4.1	Restated Certificate of Incorporation, dated March 3, 2020	10-Q	001-39231	3.1	May 11, 2020
4.2	Amended and Restated Bylaws, dated December 1, 2022	8-K	001-39231	3.1	December 2, 2022
4.3	Form of Registrant’s Common Stock certificate	S-1/A	333-236214	4.1	February 18, 2020
5.1	Opinion of Fenwick & West LLP					X
23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X
23.2	Consent of Independent Registered Public Accounting Firm					X
24.1	Power of Attorney (including on the signature page to this Registration Statement)					X
99.2	2020 Equity Incentive Plan and forms of award agreements thereunder	S-1/A	333-236214	10.3	February 18, 2020
99.3	2020 Employee Stock Purchase Plan and forms of award agreements thereunder	S-1/A	333-236214	10.4	February 18, 2020
99.4	Amended and Restated 2021 Equity Inducement Plan and forms of award agreements thereunder					X
107.1	Calculation of Registration Fees					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on this 6th day of March, 2023.

PASSAGE BIO, INC.

By:	/s/ WILLIAM CHOU
William Chou M.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William Chou, M.D., Simona King and Edgar B. Cale, and each of them, as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the date indicated.

Name	Title	Date

/s/ WILLIAM CHOU	Chief Executive Officer and Director	March 6, 2023
William Chou, M.D.	(Principal Executive Officer)

/s/ SIMONA KING	Chief Financial Officer	March 6, 2023
Simona King	(Principal Accounting and Financial Officer)

/s/ MAXINE GOWEN	Chair of the Board of Directors	March 6, 2023
Maxine Gowen, Ph.D.

/s/ ATHENA COUNTOURIOTIS	Director	March 6, 2023
Athena Countouriotis, M.D.

/s/ SAQIB ISLAM	Director	March 6, 2023
Saqib Islam

/s/ SANDIP KAPADIA	Director	March 6, 2023
Sandip Kapadia

/s/ DERRELL PORTER	Director	March 6, 2023
Derrell Porter, M.D.

/s/ MICHAEL KAMARCK	Director	March 6, 2023
Michael Kamarck, Ph.D.

/s/ TOM WOIWODE	Director	March 6, 2023
Tom Woiwode, Ph.D.

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